SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): February 10, 2000


                            URSUS TELECOM CORPORATION
             (Exact name of registrant as specified in its charter)


         Florida                                                65-0398306
(State or Other Jurisdiction                                   (IRS Employer
of Incorporation or Organization)                          Identification No.)


        440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (954-846-7887)


                                       N/A
                        (Former name, former address and
                former fiscal year if changed since last report)


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ITEM 5  OTHER EVENTS

On February 10, 2000, the Company entered into a purchase agreement to sell 615,115 shares of the Company's common stock for $7 million to an institutional group of investors. The net proceeds to the Company after deducting expenses is expected to be approximately $6.6 million. The Company also granted the investors 279,998 five year warrants to buy common stock at $15.3956 per share. The Company has provided the investors with certain anti-dilution protections for a maximum of 30 months with respect to the shares sold and warrants issued. However, except for the warrants, the anti-dilution protection period will end on the completion of a firm commitment underwritten primary public offering of stock during calendar year 2000. Under the terms of the anti-dilution clause, the investors would receive a share price adjustment in the event of a subsequent issuance of common stock at a price which is less than the price they paid. Existing employee stock options, warrants and certain other future issuances as defined in the purchase agreement would be excluded from the anti-dilution adjustment.

In connection with the sale, the Company entered into a registration rights agreement with the investors which provides for the registration of the common stock and the common stock underlying the warrants with the SEC.


ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION and EXHIBITS


     (a) Financial Statements of Businesses Acquired.

         Not Applicable

     (b) Pro Forma Financial Information.

          Not Applicable

     (c) Exhibits.

         The following exhibits are filed with this Report.

         Exhibit No.         Description


        10.1 Purchase Agreement dated February 10, 2000 by and between Ursus Telecom Corporation and The Tail Wind Fund Ltd., Emerge Capital and Resonance Limited

        10.2 Registration Rights Agreement dated February 10, 2000 by and between Ursus Telecom Corporation and The Tail Wind Fund Ltd., Emerge Capital and Resonance Limited

        10.3                 Form of Warrant

        99.1                 Press release dated February 14, 2000

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        URSUS TELECOM CORPORATION


                                        By: /S/ JOHANNES SEEFRIED
                                           --------------------------
                                           Johannes S. Seefried
                                           Chief Financial Officer
                                           and authorized officer of registrant


Dated:  February 17, 2000

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                                  EXHIBIT INDEX


      EXHIBIT NO.            DESCRIPTION


        10.1 Purchase Agreement dated February 10, 2000 by and between Ursus Telecom Corporation and The Tail Wind Fund Ltd., Emerge Capital and Resonance Limited

        10.2 Registration Rights Agreement dated February 10, 2000 by and between Ursus Telecom Corporation and The Tail Wind Fund Ltd., Emerge Capital and Resonance Limited

        10.3                 Form of Warrant

        99.1                 Press release dated February 14, 2000